Exhibit 99.1
FOR IMMEDIATE RELEASE
Terremark Worldwide Reports Second Quarter
Fiscal Year 2010 Results
Company Continues Strong Revenue and EBITDA Growth
•	Total revenues for the quarter ended September 30, 2009 were $69.8 million, representing an 17% year-over-year increase

•	EBITDA, as adjusted, was $18.0 million for the quarter, representing a 82% year-over-year increase

•	Income from operations was $6.6 million for the quarter ended September 30, 2009

•	Bookings were a record $34.2 million for the quarter

•	64 new customers were added in the quarter
MIAMI — November 9, 2009 — Terremark Worldwide, Inc. (NASDAQ:TMRK), a leading global provider of managed IT infrastructure services, today reported its results for the quarter ended September 30, 2009. Terremark’s revenues for the quarter were at the high-end of previously announced guidance with total revenues of $69.8 million.
“Terremark’s exceptional performance this quarter was driven by robust customer demand for our suite of services and our persistent focus on the execution of our business plan,” said Manuel D. Medina, Chairman and CEO of Terremark. “As evidenced by our success in the cloud computing market, in particular with large Federal government agencies, our drive to deliver a suite of fully reliable, leading-edge solutions continues to drive strong quarterly results for our company.”
“With solid results over the first half of the fiscal year and strong visibility into the business, we are well positioned to meet our targets across the key metrics by which we measure success,” said Jose Segrera, Terremark’s CFO. “Our strategic allocation of capital to enhance our product set and execute our expansion plans will help to continue driving strong long-term growth.”

     Q2 FY10 Financial Highlights
•	Total revenues for the quarter ended September 30, 2009 were $69.8 million, which is in-line with previously announced guidance and representing a 17% year-over-year increase.

•	EBITDA, as adjusted, for the quarter ended September 30, 2009 was $18.0 million, in-line with previously announced guidance. EBITDA, as adjusted, is defined as income (loss) from operations less depreciation, amortization, integration expenses, certain legal and professional costs, litigation and employment settlements, share-based payments, including share-settled liabilities and other non-cash expenses. EBITDA, as adjusted, should be considered in addition to, but not in lieu of, income (loss) from operations reported under generally accepted accounting principles (GAAP).

•	Income from operations for the second quarter was $6.6 million for the quarter ended September 30, 2009.

•	Cross connects billed to customers increased to 8,789 as of September 30, 2009 from 7,459 a year earlier, representing an 18% year-over-year rise. The continued increase in cross connects billed to customers underscores the compelling value of Terremark’s network-neutral model.

•	Total colocation space utilization increased to 29.8% as of September 30, 2009 from 28.3% as of June 30, 2009. Utilization of built-out colocation space was 64.3% as of September 30, 2009, an increase from 60.5% as of June 30, 2009.
Business Highlights
Sales and Marketing
•	During the quarter ended September 30, 2009, Terremark added 64 new customers, for a total of 1,119 customers at the end of the period.

•	Terremark booked $34.2 million of new annual contract value in the quarter ended September 30, 2009, which represents the highest bookings quarter in the company’s history.

Operations
•	In October, Terremark announced the most recent addition to its portfolio of virtualized solutions with the launch of cloud-enabled disaster recovery services. Terremark’s Virtualized Disaster Recovery offering provides customers with leading- edge, proven solutions that leverage the company’s enterprise-class cloud computing platform to deliver fully secure, pre-provisioned computing and network capacity with advanced data replication and fully managed data center failover.
Facilities
•	Terremark secured approximately $3 million of new bookings in the quarter from customer upsells for the expansion of its Santa Clara facility. The company expects to break ground on the expansion in the coming weeks, and the company continues to anticipate a completion date and customer deployments in the first quarter of fiscal 2011.

•	Construction of the second datacenter at Terremark’s NAP of the Capital Region campus continues on budget and on schedule for completion in the fourth quarter of fiscal year 2010.
Business Outlook
•	For the third quarter of fiscal 2010, the Company expects revenues to range from $73.0 million to $76.0 million and EBITDA, as adjusted, to range from $19.0 million to $21.0 million.

•	For the full 2010 fiscal year, the Company maintains guidance of revenues between $290 million to $300 million and EBITDA, as adjusted, to range from $80 million to $85 million.
The foregoing statements regarding targets for the quarter and full year are forward-looking and actual results may differ materially. These are the Company’s targets, not predictions of actual performance.
Conference Call Information
•	The Company will hold a conference call today, November 9, 2009 at 5:00 p.m. ET, to discuss all of the above.

•	To hear the conference call live, dial 800-561-2718 (domestic) or 617-614-3525 (international) five to ten minutes before the call and reference the passcode TMRK Call.

•	A simultaneous live Webcast of the call will be available on the Internet at http://www.terremark.com, under the Investor Relations heading.

•	A replay of the call will be available beginning on Monday, November 9, 2009 at 8:00 p.m. (ET) by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and providing the following replay code: 70611074. In addition, the Webcast will be available on the Company’s web site at http://www.terremark.com.

Additional information regarding the Company’s financial performance as of and for the quarter ended September 30, 2009 and a comparison to the year-to-date and the quarter ended September 30, 2008 can be found on the attached balance sheet and statement of operations and in the Company’s Quarterly Report on Form 10-Q.
About Terremark Worldwide, Inc.
Terremark Worldwide (NASDAQ:TMRK) is a leading global provider of IT infrastructure services delivered on the industry’s most robust and advanced technology platform. Leveraging data centers in the United States, Europe and Latin America with access to massive and diverse network connectivity, Terremark delivers government and enterprise customers a comprehensive suite of managed solutions including managed hosting, colocation, disaster recovery, security, and cloud computing services. Terremark’s Enterprise Cloud computing architecture delivers the agility, scale and economic benefits of cloud computing to mission-critical enterprise and Web 2.0 applications and its DigitalOps® service platform combines end-to-end systems management workflow with a comprehensive customer portal. More information about Terremark Worldwide can be found at http://www.terremark.com.
Statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terremark’s actual results may differ materially from those set forth in the forward-looking statements due to a number of risks, ability to cross-sell across an acquired customer base, ability to increase revenue yields within facilities, ability to refinance existing debt, uncertainties and other factors, as discussed in Terremark’s filings with the SEC. These factors include, without limitation, Terremark’s ability to obtain funding for its business plans, uncertainty in the demand for Terremark’s services or products and Terremark’s ability to manage its growth, and the successful integration of operations of acquired companies. Terremark does not assume any obligation to update these forward-looking statements.
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Non-GAAP Financial Measures
Terremark continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Terremark uses non-GAAP financial measures, such as EBITDA, as adjusted. In presenting these non-GAAP financial measures, Terremark excludes certain items that it believes are not good indicators of the Company’s current or future operating performance. These items are depreciation, amortization, integration expenses, certain legal and professional costs, litigation and employment settlements, other non-cash expenses and share-based payments, including share-settled liabilities.
Terremark intends to calculate the various non-GAAP financial measures in future periods on a basis consistent with its calculation of those measures for the three and six months ended September 30, 2009 and 2008 and the three months ended June 30, 2009, presented within this press release.
CONTACT:
Media Relations
Terremark Worldwide, Inc., Miami
Xavier Gonzalez
305-961-3134
xgonzalez@terremark.com
Investor Relations
Terremark Worldwide, Inc.
Hunter Blankenbaker
305-961-3109
hblankenbaker@terremark.com

Terremark Worldwide, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	June 30,	September 30,
	2009	2009	2008
Assets

Current assets

Cash and cash equivalents	$130,724	$147,229	$58,781
Restricted cash	—	—	1,886
Accounts receivable, net	37,677	41,797	31,607
Prepaid expenses and other current assets	11,951	11,359	11,283

Total current assets	180,352	200,385	103,557

Property and equipment, net	327,488	307,939	283,883
Debt issuance costs, net	3,362	1,983	8,264
Other assets	13,602	12,682	11,377
Intangibles, net	11,879	12,385	14,205
Goodwill	86,139	86,139	86,139

Total assets	$622,822	$621,513	$507,425

Liabilities and Stockholder’s Equity

Current liabilities

Current portion of capital lease obligations and secured loans	$3,068	$2,964	$4,236
Accounts payable and other current liabilities	64,118	59,885	59,879
Current portion of convertible debt	—	—	30,639

Total current liabilities	67,186	62,849	94,754
Secured loans, less current portion	387,596	386,991	250,951
Convertible debt, less current portion	57,192	57,192	57,192
Deferred rent and other liabilities	16,114	15,700	9,760
Deferred revenue	8,028	8,677	8,133

Total liabilities	536,116	531,409	420,790

Commitments and contingencies	—	—	—

Stockholders’ equity
Series I convertible preferred stock	—	—	—
Common stock	65	64	59
Common stock warrants	8,927	8,927	11,102
Additional paid-in capital	452,591	449,559	424,000
Accumulated deficit	(375,408)	(368,172)	(348,456)
Accumulated other comprehensive gain (loss)	531	(274)	(70)

Total stockholders’ equity	86,706	90,104	86,635

Total liabilities and stockholders’ equity	$622,822	$621,513	$507,425

Terremark Worldwide, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008

Revenues	$69,803	$65,761	$59,581

Expenses
Cost of revenues, excluding depreciation and amortization	39,757	36,725	35,130
General and administrative	8,479	8,236	11,000
Sales and marketing	6,099	6,276	6,759
Depreciation and amortization	8,894	8,872	6,904

Operating expenses	63,229	60,109	59,793

Income (loss) from operations	6,574	5,652	(212)

Other (expenses) income
Interest expense	(13,929)	(9,064)	(6,596)
Loss on early extinguishment of debt	—	(10,275)	—
Change in fair value of derivatives	61	(1,500)	(1,481)
Interest income	119	93	207
Other	265	490	—

Total other expenses	(13,484)	(20,256)	(7,870)

Loss before income taxes	(6,910)	(14,604)	(8,082)
Income tax expense	(326)	(574)	(94)

Net loss	(7,236)	(15,178)	(8,176)
Preferred dividend	(235)	(234)	(195)

Net loss attributable to common stockholders	$(7,471)	$(15,412)	$(8,371)

Net loss per common share:
Basic and diluted	$(0.12)	$(0.25)	$(0.14)

Weighted average common shares outstanding - basic and diluted	64,669	61,413	59,304

Reconciliation of income (loss) from operations to EBITDA, as adjusted:
Income (loss) from operations	6,574	5,652	(212)
Depreciation and amortization	8,894	8,872	6,904
Share-based payments, including share-settled liabilities	2,116	2,032	2,164
Certain legal and professional costs	288	104	1,017
Litigation and employment settlements	103	40	—

EBITDA, as adjusted	$17,975	$16,700	$9,873

Calculation of Gross Profit Margin:
Revenues	69,803	65,761	59,581
Less:
Cost of revenues, excluding depreciation and amortization	39,757	36,725	35,130

Gross profit	$30,046	$29,036	$24,451

Gross Profit Margin as a % of Revenues	43%	44%	41%

Terremark Worldwide, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Six Months Ended
	September 30,	September 30,
	2009	2008

Revenues	$135,564	$115,697

Expenses
Cost of revenues, excluding depreciation and amortization	76,482	67,217
General and administrative	16,715	19,950
Sales and marketing	12,375	12,478
Depreciation and amortization	17,766	12,548

Operating expenses	123,338	112,193

Income from operations	12,226	3,504

Other (expenses) income
Interest expense	(22,993)	(13,647)
Loss on early extinguishment of debt	(10,275)	—
Change in fair value of derivatives	(1,439)	4,153
Interest income	212	755
Other	755	—

Total other expenses	(33,740)	(8,739)

Loss before income taxes	(21,514)	(5,235)
Income tax expense	(900)	(795)

Net loss	(22,414)	(6,030)
Preferred dividend	(469)	(391)

Net loss attributable to common stockholders	$(22,883)	$(6,421)

Net loss per common share:
Basic and diluted	$(0.36)	$(0.11)

Weighted average common shares outstanding — basic and diluted	63,050	59,245

Reconciliation of Income from Operations to EBITDA, as adjusted:
Income from operations	12,226	3,504
Depreciation and amortization	17,766	12,548
Share-based payments, including share-settled liabilities	4,148	3,158
Certain legal and professional costs	393	1,269
Litigation and employment settlements	142	—
Other non-cash expenses	—	384

EBITDA, as adjusted	$34,675	$20,863

Calculation of Gross Profit Margin:
Revenues	135,564	115,697
Less:
Cost of revenues, excluding depreciation and amortization	76,482	67,217

Gross profit	$59,082	$48,480

Gross Profit Margin as a % of Revenues	44%	42%